Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) dated as of December 15, 2016, is between William J. Villari, an individual resident of the State of Georgia (“Seller”), and Ameris Bancorp, a Georgia corporation (“Buyer”).

RECITALS

A.           Seller owns one hundred percent (100%) of the issued and outstanding shares of Voting Common Stock, no par value per share (“Voting Common Stock”), and approximately eighty-three percent (83%) of the issued and outstanding shares of Non-Voting Common Stock, no par value per share (“Non-Voting Common Stock”), of US Premium Finance Holding Company, a Florida corporation (“USPF”).

B.           The Voting Common Stock and Non-Voting Common Stock are referred to herein collectively as “USPF Common Stock”.

C.           Subject to the terms and conditions hereinafter set forth, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain shares of the USPF Common Stock held by Seller.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

1.          Definition of Certain Terms. In addition to the terms defined in this Agreement, certain other terms used in this Agreement are defined in the Appendix attached hereto and, when used herein, shall have the meanings set forth in the Appendix, which is incorporated herein by reference.

2.          Purchase and Sale of Designated USPF Shares. Upon the terms and subject to the conditions set forth herein, Seller shall sell, transfer, convey, assign and deliver to Buyer at the Closing, and Buyer shall purchase and accept delivery from Seller at the Closing of, (i) forty-nine (49) shares of the Voting Common Stock owned by Seller and (ii) four hundred fifty (450) of the shares of Non-Voting Common Stock owned by Seller (collectively, the “Designated USPF Shares”).

3.          Purchase Price. The aggregate consideration payable by Buyer hereunder for the Designated USPF Shares shall be one hundred twenty-eight thousand, five hundred seventy-two (128,572) shares (the “Designated Ameris Shares”) of the common stock, par value $1.00 per share, of Buyer, it being understood that, on the date of issuance of the Designated Ameris Shares, such Designated Ameris Shares will not yet have been registered with the SEC. At the Closing, Buyer, in consideration for the purchase of the Designated USPF Shares, shall have caused its transfer agent to issue the Designated Ameris Shares to Seller in certificated form.

4.	Closing.

4.1           Closing Date. The closing of the sale of the Designated USPF Shares (the “Closing”) will take place on January 3, 2017, or at such other place, time and date as may be agreed by the parties hereto (the “Closing Date”). The Closing may be accomplished remotely by such combination, as the parties shall agree, of original documents and electronic delivery of the items required to be delivered pursuant to Section 4.2.

4.2           Conditions to Obligations to Close.

(a)          Conditions to the Obligations of Buyer and Seller to Close. The obligation of Buyer and Seller to consummate the Contemplated Transactions is subject to the satisfaction of each of the following conditions:

(i)          no Proceeding shall be pending or threatened before any Governmental Body wherein an unfavorable Order would (A) prevent consummation of any of the Contemplated Transactions or (B) cause any of the Contemplated Transactions to be rescinded following consummation; and

(ii)         no Legal Requirement shall have been adopted or promulgated as of the Closing Date having the effect of making the Contemplated Transactions illegal or otherwise prohibiting consummation of, or making void or voidable, the Contemplated Transactions.

(b)          Conditions to the Obligation of Buyer to Close. Buyer’s obligation to consummate the Contemplated Transactions is subject to the satisfaction, or waiver by Buyer, at or prior to the Closing, of each of the following conditions:

(i)          the representations and warranties set forth in Article 5 shall be true and correct;

(ii)         Seller shall have performed and complied with all of its covenants hereunder which by their nature are to be performed prior to the Closing;

(iii)        Seller shall have executed and delivered to Buyer a certificate, dated the Closing Date, certifying the fulfillment of each of the conditions specified in Section 4.2(b)(i) and Section 4.2(b)(ii); and

(iv)        Seller shall have delivered to Buyer the following: (A) a share certificate representing the Designated USPF Shares, accompanied by a duly executed transfer power; (B) a counterpart of the Shareholders Agreement signed by Seller and USPF; (C) a counterpart of the Registration Rights Agreement signed by Seller; (D) a counterpart of the Management and License Agreement signed by Seller and USPF; and (E) such other certificates, documents and instruments as Buyer may reasonably request or as otherwise may be necessary to consummate the Contemplated Transactions.

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(c)          Conditions to the Obligation of Seller to Close. Seller’s obligation to consummate the Contemplated Transactions is subject to the satisfaction, or waiver by Seller at or prior to the Closing, of each of the following conditions:

(i)          the representations and warranties set forth in Article 6 shall be true and correct;

(ii)         Buyer shall have performed and complied with all of its covenants hereunder which by their nature are to be performed prior to the Closing;

(iii)        Buyer shall have executed and delivered to Seller a certificate, dated the Closing Date, certifying the fulfillment of each of the conditions specified in Section 4.2(c)(i) and Section 4.2(c)(ii); and

(iv)        Buyer shall have delivered to Seller the following: (A) a share certificate representing the Designated Ameris Shares, which Buyer shall cause its transfer agent to issue; (B) a counterpart of the Shareholders Agreement signed by Buyer; (C) a counterpart of the Registration Rights Agreement signed by Buyer; (D) a counterpart of the Management and License Agreement signed by Ameris; and (E) such other certificates, documents and instruments as Seller may reasonably request or as otherwise may be necessary to consummate the Contemplated Transactions.

5.          Representations and Warranties of Seller. As a material inducement to Buyer to enter into this Agreement and consummate the Contemplated Transactions, Seller hereby represents and warrants to Buyer that all of the statements contained in this Article 5 are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

5.1	Authority; Consents; Enforcement; Noncontravention.

(a)          Enforceability. Each of the Transaction Documents to which Seller or USPF is a party constitutes the legal, valid and binding obligations of Seller or USPF, as the case may be, enforceable against Seller or USPF, as the case may be, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or other Legal Requirements from time to time in effect affecting creditors’ rights generally and principles governing the availability of equitable remedies.

(b)          Authority of Seller and USPF. Each of Seller and USPF has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents to which Seller or USPF, as the case may be, is a party, and to perform its obligations under such Transaction Documents.

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(c)          Consents. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Body is required for the performance by Seller of the terms of the Transaction Documents to which it is a party, except for any applicable federal or state securities registrations or filings.

(d)          Noncontravention. Neither the execution and the delivery of the Transaction Documents to which Seller or USPF, as the case may be, is a party nor the fulfillment of the terms, conditions and provisions hereof or thereof, will (i) violate any Legal Requirement applicable to Seller or USPF, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any agreement, contract, grant of rights, lease, license, instrument or other arrangement to which Seller or USPF is a party or result in the imposition of or creation of any Encumbrance upon or with respect to any of the assets owned or used by Seller or USPF (other than in favor of Buyer), (iii) require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller or USPF is a party or by which Seller or USPF is bound or to which any of Seller’s or USPF’s assets are subject, except as otherwise given prior to the Closing Date, or (iv) require the approval, consent, authorization or act of, or the making by Seller or USPF of any declaration, filing or registration with, any Person, except as otherwise obtained or made prior to the Closing Date and except for any applicable federal or state securities registrations or filings.

5.2         Status. Seller is an individual resident in the State of Georgia. USPF is a duly existing corporation incorporated under the laws of the State of Florida.

5.3         Capitalization, Share Ownership and Rights.

(a)          Capitalization. There are one thousand (1,000) shares of Voting Common Stock issued and outstanding, all of which are owned by Seller. There are nine thousand (9,000) shares of Non-Voting Common Stock issued and outstanding, of which seven thousand five hundred (7,500) shares are owned by Seller and the balance of which are owned by The Villari Family Gift Trust. All of such shares of USPF Common Stock are and have been duly authorized, validly issued, fully-paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights. The Designated USPF Shares that are being transferred to Buyer at the Closing are free and clear of all options, calls, puts, rights to subscribe, conversion rights and other Encumbrances.

(b)          No Outstanding Rights. Except for this Agreement and those to be terminated on or prior to Closing, there are no, nor are there any agreements, commitments or arrangements not yet fully performed which would result in any, outstanding agreements, arrangements, subscriptions, options, warrants, calls, rights or other commitments of any character relating to the issuance, sale, purchase or redemption of any shares of USPF Common Stock, including the Designated USPF Shares. There is no outstanding or authorized phantom stock or similar rights with respect to any shares of USPF Common Stock. Seller is not a party to any voting trusts, proxies or other agreements or understandings relating to the voting, dividend rights or disposition of the Designated USPF Shares, and there is no such voting trust, proxy or other similar agreement with respect to any shares of USPF Common Stock.

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(c)          Stock Issued in Compliance With Laws. None of the USPF Common Stock has been issued in violation of any Legal Requirement pertaining to the issuance of securities or in violation of any rights, preemptive or otherwise, of any present or past shareholder of USPF.

(d)          Title. After giving effect to the transfer of the Designated USPF Shares to Buyer pursuant to this Agreement, Buyer will own and hold good and valid title to the Designated USPF Shares, free and clear of all Encumbrances (other than those arising through Buyer or pursuant to applicable Legal Requirements relating to federal or state securities laws).

5.4         USPF Subsidiaries. USPF owns, free and clear of all options, calls, puts, rights to subscribe, conversion rights and other Encumbrances, all of the outstanding shares of capital stock or other securities evidencing ownership of each of the following: (i) US Premium Finance, Inc., a California corporation; and (ii) US Premium Finance Service Co., LLC, a Georgia limited liability company (collectively, the “USPF Subsidiaries”). All of such shares of capital stock or other securities are validly issued, fully paid and non-assessable. Each USPF Subsidiary (i) is a duly organized and validly existing corporation or limited liability company under the laws of its jurisdiction of organization, (ii) is duly licensed and qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have an Adverse Effect on USPF or any USPF Subsidiary) and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except for its interests in the USPF Subsidiaries, USPF does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

5.5         Absence of Certain Events. Since January 1, 2016, except as otherwise set forth in this Agreement, neither USPF or any USPF Subsidiary, nor Seller in relationship to ownership of USPF, has suffered an Adverse Effect.

5.6         Compliance With Legal Requirements. USPF and each USPF Subsidiary and each of their employees hold all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties and are and have been in compliance with, and are not and have not been in violation of, any applicable Legal Requirement, except in each case where the failure to hold such license, registration, franchise, certificate, variance, permit or authorization or such noncompliance or violation would not reasonably be expected to, individually or in the aggregate, have an Adverse Effect on either USPF or any USPF Subsidiary, and neither Seller nor USPF nor any USPF Subsidiary has Knowledge of, or has received notice of, any violations of any of the above.

5.7         Proceedings; Orders.

(a)          Proceedings. There is no Proceeding pending or, to the Knowledge of Seller or USPF, threatened: (i) against or relating to the Designated USPF Shares; or (ii) against or relating to USPF (or any USPF Subsidiary) (which, in the case of this clause (ii), reasonably would be expected to have an Adverse Effect on Seller or USPF).

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(b)          Orders. There is no Order: (i) to which the Designated USPF Shares are subject, nor, to the Knowledge of Seller or USPF, is there any basis for the issuance of such an Order; or (ii) to which USPF (or any USPF Subsidiary) or any of the assets owned or used by USPF (or any USPF Subsidiary) is subject, nor, to the Knowledge of Seller or USPF, is there any basis for the issuance of such an Order (which, in the case of this clause (ii), reasonably would be expected to have an Adverse Effect on Seller or USPF).

5.8         Financial Statements.

(a)          Seller or USPF has previously made available to Buyer copies of the following financial statements (collectively, the “USPF Financial Statements”): (i) the unaudited consolidated balance sheets of USPF and the USPF Subsidiaries for the years ended December 31, 2014 and 2015, and the related unaudited consolidated statements of income for fiscal years 2014 and 2015; and (ii) the unaudited consolidated balance sheet (the “USPF Balance Sheet”) as of September 30, 2016, the “Balance Sheet Date”) and consolidated statement of income of USPF and the USPF Subsidiaries for the fiscal quarter ended September 30, 2016. The USPF Financial Statements, as prepared by The Brand Banking Company for USPF, fairly present in all material respects the results of operations, changes in shareholders’ equity and financial position of USPF and the USPF Subsidiaries (on a consolidated basis, as applicable) as of the respective dates or for the respective periods therein set forth and have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved, and, in the case of interim financial statements, subject to recurring year-end adjustments that are not material in nature or amount. To the Knowledge of Seller, the USPF Financial Statements, prepared by The Brand Banking Company for USPF, have been prepared from, and are in accordance with, the books and records of USPF and the USPF Subsidiaries.

(b)          USPF maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the business of USPF and the USPF Subsidiaries. To the Knowledge of Seller, the books and records kept by USPF and any USPF Subsidiary are complete and accurate in all material respects and have been maintained in the ordinary course of business and in accordance with applicable Legal Requirements and accounting requirements.

5.9         Undisclosed Liabilities. Except for those Liabilities that are reflected or reserved against on the USPF Balance Sheet and Liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and that are not and would not be, individually or in the aggregate, material to USPF and the USPF Subsidiaries, taken as a whole, neither USPF nor any USPF Subsidiary has any Liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), whether or not the same would have been required to be reflected on the USPF Balance Sheet if it had existed on the Balance Sheet Date.

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5.10       Title to Property. USPF and the USPF Subsidiaries have good and valid title to all personal property owned by any of them, whether tangible or intangible, in each case free and clear of all Encumbrances, except as set forth in the USPF Balance Sheet.

5.11       Taxes and Tax Returns.

(a)          USPF and each USPF Subsidiary has duly and timely filed or caused to be filed (including all applicable extensions) all federal, state, foreign and local Tax Returns required to be filed by it or with respect to it (all such Tax Returns being accurate and complete in all respects) and has duly and timely paid or caused to be paid on its behalf all Taxes required to be paid by it (whether or not shown to be due on such Tax Returns).

(b)          No jurisdiction where USPF and the USPF Subsidiaries do not file a Tax Return has made a claim in writing that USPF or any USPF Subsidiary is required to file a Tax Return in such jurisdiction.

(c)          There are no audits, examinations, disputes or proceedings pending or, to the Knowledge of Seller or USPF, threatened with respect to, or claims or assessments asserted or, to the Knowledge of Seller or USPF, threatened for, any Taxes of USPF or any USPF Subsidiary.

5.12       Agent, Finder or Broker. Neither Seller nor USPF has any Liability to pay any fees or commissions to any agent, broker or finder with respect to the Contemplated Transactions, other than Colonnade Securities LLC.

5.13       Securities Matters. Seller is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Seller acknowledges that the Designated Ameris Shares have not been registered under the Securities Act or any applicable state securities laws and that such shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws as applicable. Seller is acquiring the Designated Ameris Shares hereunder for his own account for investment purposes only and not with a view to or for resale in connection with any distribution thereof. Seller became aware of the offering of the Designated Ameris Shares, and the Designated Ameris Shares were offered to Seller, solely by direct contact between Seller and Buyer, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the U.S. Securities and Exchange Commission (the “SEC”)).

5.14       Investment Decision. Seller has received, has had ample opportunity to review and has reviewed, a copy of this Agreement and such other documents and information as he has deemed appropriate to make his own analysis and decision to enter into this Agreement and to acquire the Designated Ameris Shares on the basis of such analysis. Seller has such knowledge and experience in business and financial matters to enable Seller to understand and evaluate this Agreement and form an investment decision with respect thereto.

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5.15         Due Diligence. Seller acknowledges that no due diligence materials or other information provided to Seller in connection with his due diligence review shall be deemed to constitute express or implied representations or warranties and that, except as set forth in this Agreement and the other Transaction Documents to which Buyer or Ameris is a party, Seller is not relying upon any representation or warranty in connection with his decision to enter into this Agreement and the transactions set forth herein. Nothing in this Section 5.15 is, however, intended to limit any of the representations and warranties made by Buyer or Ameris in this Agreement or in any of the other Transaction Document to which Buyer or Ameris is a party.

6.          Representations and Warranties of Buyer. As a material inducement to Seller to enter into this Agreement and consummate the Contemplated Transactions, Buyer hereby represents and warrants to Seller that all of the statements contained in this Article 6 are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

6.1         Authority; Consents; Enforcement; Noncontravention.

(a)          Enforceability. Each of the Transaction Documents to which Buyer or Ameris is a party constitutes the legal, valid and binding obligations of Buyer or Ameris, as the case may be, enforceable against Buyer or Ameris, as the case may be, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or other Legal Requirements from time to time in effect affecting creditors’ rights generally and principles governing the availability of equitable remedies.

(b)          Authority of Buyer and Ameris. Each of Buyer and Ameris has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations under such Transaction Documents.

(c)          Consents. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Body is required for the performance by Buyer of the terms of the Transaction Documents to which it is a party, except for any applicable federal or state securities registrations or filings.

(d)          Noncontravention. Neither the execution and the delivery of the Transaction Documents to which Buyer or Ameris is a party nor the fulfillment of the terms, conditions and provisions hereof or thereof, will (i) violate any Legal Requirement applicable to Buyer or Ameris, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any agreement, contract, grant of rights, lease, license, instrument or other arrangement to which Buyer or Ameris is a party or result in the imposition of or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer or Ameris, (iii) require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer or Ameris is a party or by which Buyer or Ameris is bound or to which any of Buyer’s or Ameris’s assets are subject, except as otherwise given prior to the Closing Date, or (iv) require the approval, consent, authorization or act of, or the making by Buyer or Ameris of any declaration, filing or registration with, any Person, except as otherwise obtained or made prior to the Closing Date and except for any applicable federal or state securities registrations or filings.

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6.2         Status. Ameris is a duly existing bank chartered under the laws of the State of Georgia. Buyer is a duly existing corporation incorporated under the laws of the State of Georgia.

6.3         Capitalization, Share Ownership and Rights.

(a)          Capitalization. There are 34,921,474 shares of the common stock, par value $1.00 per share, of Buyer issued and outstanding, and an additional 1,456,333 of such shares held in treasury, as of December 6, 2016, all of which are approved for listing on and are listed on NASDAQ, are registered with the SEC, and all of which are voting shares with the same voting rights (the “Publicly Traded Common Stock”). All of such shares of the Publicly Traded Common Stock are and have been duly authorized, validly issued, fully-paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights. All of the Designated Ameris Shares are duly authorized and, upon the issuance thereof pursuant to this Agreement, will be validly issued, fully-paid and non-assessable and not subject to, nor will they have been issued in violation of, any preemptive rights, rights of first refusal or similar rights. The Designated Ameris Shares have the same voting, dividend and other rights (and are of the same class and series) as the shares of the Publicly Traded Common Stock (except that the Designated Ameris Shares are not yet registered with the SEC or listed on NASDAQ) and are free and clear of all options, calls, puts, rights to subscribe, conversion rights and other Encumbrances.

(b)          No Outstanding Rights. Except for this Agreement and those to be terminated on or prior to Closing, there are no, nor are there any agreements, commitments or arrangements not yet fully performed which would result in any, outstanding agreements, arrangements, subscriptions, options, warrants, calls, rights or other commitments of any character relating to the issuance, sale, purchase or redemption of the Designated Ameris Shares or, except as disclosed in the SEC Reports, the Publicly Traded Common Stock. There is no outstanding or authorized phantom stock or similar rights with respect to the Designated Ameris Shares or the Publicly Traded Common Stock. Neither Buyer nor Ameris is a party to any voting trusts, proxies or other agreements or understandings relating to the voting, dividend rights or disposition of the Designated Ameris Shares or, except as disclosed in the SEC Reports, the Publicly Traded Common Stock.

(c)          Stock Issued in Compliance With Laws. None of the shares of common stock of Buyer (including the Designated Ameris Shares) has been issued in violation of any Legal Requirement pertaining to the issuance of securities or in violation of any rights, preemptive or otherwise, of any present or past shareholder of Buyer.

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(d)          Title. After giving effect to the transfer of the Designated Ameris Shares to Seller pursuant to this Agreement, Seller will own and hold good and valid title to the Designated Ameris Shares, free and clear of all Encumbrances (other than those arising through Seller or pursuant to applicable Legal Requirements relating to federal or state securities laws).

6.4         SEC Reports. Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2016 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.5         Absence of Certain Events. Since January 1, 2016, except as otherwise set forth in this Agreement or as disclosed in the SEC Reports, neither Ameris nor Buyer has suffered an Adverse Effect.

6.6         Compliance With Legal Requirements. Buyer and Ameris and each of their employees hold all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties and are and have been in compliance with, and are not and have not been in violation of, any applicable Legal Requirement, except in each case where the failure to hold such license, registration, franchise, certificate, variance, permit or authorization or such noncompliance or violation would not reasonably be expected to, individually or in the aggregate, have an Adverse Effect on Buyer or Ameris and except as previously disclosed to Seller in writing or as disclosed in the SEC Reports, and neither Buyer nor Ameris has Knowledge of, or has received notice of, any violations of any of the above except as previously disclosed to Seller in writing or as disclosed in the SEC Reports.

6.7         Proceedings; Orders.

(a)          Proceedings. Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the Knowledge of Buyer, threatened: (i) against or relating to the Designated Ameris Shares or the Publicly Traded Common Stock; or (ii) against or relating to Buyer or Ameris (which, in the case of this clause (ii), reasonably would be expected to have an Adverse Effect on Buyer or Ameris).

(b)          Orders. Except as disclosed in the SEC Reports, there is no Order: (i) to which the Designated Ameris Shares are subject, nor, to the Knowledge of Buyer, is there any basis for the issuance of such an Order; or (ii) to which Buyer or Ameris or any of the assets owned or used by Buyer or Ameris is subject, nor, to the Knowledge of Buyer, is there any basis for the issuance of such an Order (if such Order, in the case of this clause (ii), reasonably would be expected to have an Adverse Effect on Buyer or Ameris).

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6.8           Agent, Finder or Broker. Buyer has no Liability to pay any fees or commissions to any agent, broker or finder with respect to the Contemplated Transactions.

6.9           Securities Matters. Buyer is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. Buyer acknowledges that the Designated USPF Shares have not been registered under the Securities Act or any applicable state securities laws and that such shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws as applicable. Buyer is acquiring the Designated USPF Shares hereunder for its own account for investment purposes only and not with a view to or for resale in connection with any distribution thereof. Buyer became aware of the offering of the Designated USPF Shares, and the Designated USPF Shares were offered to Buyer, solely by direct contact between Seller and Buyer, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the SEC).

6.10         Investment Decision. Buyer has received, has had ample opportunity to review and has reviewed, a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement and to buy the Designated USPF Shares on the basis of such analysis. Buyer has such knowledge and experience in business and financial matters to enable Buyer to understand and evaluate this Agreement and form an investment decision with respect thereto.

6.11         Due Diligence. Buyer acknowledges that no due diligence materials or other information provided to Buyer in connection with its due diligence review shall be deemed to constitute express or implied representations or warranties and that, except as set forth in this Agreement and the other Transaction Documents to which Seller or USPF is a party, Buyer is not relying upon any representation or warranty in connection with its decision to enter into this Agreement and the transactions set forth herein. Nothing in this Section 6.9 is, however, intended to limit any of the representations and warranties made by Seller or USPF in this Agreement or in any of the other Transaction Document to which Seller or USPF is a party.

7.          Transfer Taxes. All transfer, documentary, sales, bulk sales, use, stamp, recordation, grantor/grantee, documentary, acquisition, value added, registration and other such Taxes and fees (including any charges, surcharges, penalties and interest) incurred in connection with the Designated Ameris Shares or the Designated USPF Shares (“Transfer Taxes”) will be borne by Buyer, and Buyer shall, at its own expense, properly file on a timely basis all Tax Returns, reports, forms, and other documentation required of it by applicable law with respect to any Transfer Taxes and, upon request, provide to Seller evidence thereof.

8.	Indemnification.

8.1           Survival. Except as otherwise specifically provided in this Agreement, all of the representations and warranties of Seller and Buyer in Articles 5 and 6, respectively, shall survive the Closing and continue in full force and effect for a period of one (1) year thereafter, except that the representations and warranties set forth in Sections 5.1(a), 5.1(b), 5.3(a), 5.12, 6.1(a), 6.1(b), 6.3(a) and 6.8 shall survive indefinitely. None of the covenants or other agreements contained in this Agreement shall survive the Closing, other than those which by their terms contemplate performance after the Closing, each of which shall survive the Closing in accordance with its terms.

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8.2           Indemnification Provision for Benefit of Buyer. Seller agrees to indemnify and hold harmless Buyer and its Affiliates and their respective shareholders, partners, members, officers, directors, employees, agents and representatives, and each of their heirs, executors, successors and assigns, from and against any Damages that any such Person may suffer in any way resulting from, arising out of or caused by: (i) any breach of, misrepresentation in, untruth in or inaccuracy in any representation or warranty made by Seller in this Agreement or in any other Transaction Document to which Seller is a party; or (ii) the nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Seller made in this Agreement or in any other Transaction Document to which Seller is a party.

8.3           Indemnification Provision for Benefit of Seller. Buyer agrees to indemnify and hold harmless Seller and his Affiliates and their respective shareholders, partners, members, officers, directors, employees, agents and representatives, and each of their heirs, executors, successors and assigns, from and against any Damages that any such Person may suffer in any way resulting from, arising out of or caused by: (i) any breach of, misrepresentation in, untruth in or inaccuracy in any representation or warranty made by Buyer in this Agreement or in any other Transaction Document to which Buyer is a party; or (ii) the nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Buyer made in this Agreement or in any other Transaction Document to which Buyer is a party.

8.4	Claims.

(a)          Claim Notices. If any Person that may be entitled to indemnification hereunder (an “Indemnified Party”) asserts a claim for indemnification hereunder (a “Claim”), such Indemnified Party shall provide a written notice thereof (a “Claim Notice”) to the party required by the terms of this Agreement to indemnify the Indemnified Party (an “Indemnifying Party”) (i) within thirty (30) days after its receipt of written notice of either commencement of any third-party litigation or any third-party claim against it (such litigation or claim by a third party, a “Third Party Claim”), or (ii) within a reasonable period after such Indemnified Party becomes aware of the existence of any other event with respect to which indemnification may be sought from the Indemnifying Party; provided, however, that no delay or failure on the part of an Indemnified Party in providing a Claim Notice to any Indemnifying Party shall relieve the Indemnifying Party from any Liability or obligation hereunder except to the extent the Indemnifying Party is prejudiced by such delay or failure.

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(b)          Third Party Claims. Within thirty (30) days after receipt of a Claim Notice containing the information set forth in Section 8.4(a) with regard to a Third Party Claim (but in any event at least five (5) Business Days prior to the date any answer to such Third Party Claim is due to be filed), the Indemnifying Party shall notify the Indemnified Party in writing of its election to defend or compromise any Third Party Claim at its own expense and by its own counsel, who shall be reasonably satisfactory to the Indemnified Party. The Indemnifying Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, except that it will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. With regard to such Third Party Claims which the Indemnifying Party elects to defend or compromise, the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the reasonable fees and expenses of the separate co-counsel in the event that the counsel selected by the Indemnifying Party cannot independently represent both the Indemnified Party and the Indemnifying Party due to a conflict of interest or is not, in the Indemnified Party’s reasonable determination, adequately representing the Indemnified Party). If the Indemnifying Party fails to provide notice that the Indemnifying Party is assuming the defense or compromise of the Third Party Claim within the thirty (30) day period following the Indemnifying Party’s receipt of the Claim Notice, the Indemnified Party (at the Indemnifying Party’s expense) may defend against, or enter into any compromise with respect to, the matter in any manner it reasonably may deem appropriate. The party controlling the defense of any Third Party Claim shall deliver, or cause to be delivered, to the other party or parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim and timely notices of and the right to participate (as an observer) in any Proceeding relating to the Third Party Claim. The Indemnifying Party shall satisfy the Claim in accordance with Section 8.4(f). Notwithstanding the foregoing, if (A) a Third Party Claim relates primarily to a criminal proceeding, action or indictment, (B) the Indemnified Party reasonably believes an adverse determination with respect to a Third Party Claim or other claim giving rise to a Third Party Claim is likely and such adverse determination would materially and adversely affect the Indemnified Party’s reputation or future business prospects, (C) a Third Party Claim seeks an injunction or equitable relief against the Indemnified Party, or (D) the Indemnified Party reasonably determines that the Indemnifying Party cannot adequately represent the interests of the Indemnified Party because of a conflict of interest, then in any such case the Indemnified Party shall have the sole right to defend and settle such Third Party Claim (with the Indemnifying Party being entitled, at its cost and expense, to consult with respect to such defense), and to pursue its indemnification rights hereunder and whatever other legal remedies may be available to enforce its rights under this Article 8. If the Indemnified Party elects to assume and control the defense of such a Third Party Claim, it will provide notice thereof to the Indemnifying Party within thirty (30) days after the Indemnified Party has received notice of such Third Party Claim.

(c)          Claims Between the Parties. With respect to any other Claim for indemnification hereunder not involving a Third Party Claim, the Indemnified Party shall give the Indemnifying Party a Claim Notice. Within thirty (30) days following receipt of the Claim Notice, the Indemnifying Party shall either (i) acknowledge and agree by written notice to the Indemnified Party that the Indemnifying Party intends to satisfy such Claim, or (ii) notify the Indemnified Party that the Indemnifying Party disputes the Claim. If the Indemnifying Party agrees to satisfy the Claim, the Claim shall be satisfied in accordance with Section 8.4(f). If the Indemnifying Party disputes the Claim, the parties agree to negotiate in good faith to resolve the dispute for a period of thirty (30) days. If the parties cannot reach a satisfactory resolution of the Claim within such thirty (30) day period, any party may choose to litigate the Claim.

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(d)          Support for Claims. Upon written request, the Indemnified Party shall provide the Indemnifying Party all information and documentation reasonably necessary to support and verify any Damages that the Indemnified Party believes give rise to a Claim for indemnification hereunder and shall give the Indemnified Party reasonable access to all premises, books, records and personnel in the possession or under the control of the Indemnified Party that would have bearing on such Claim.

(e)          Claims Periods. It is understood that once a Claim Notice has been timely given, the claims and rights to indemnification relating thereto that are the subject of such Claim Notice shall survive until such Claim is finally resolved. A Claim Notice shall be timely given if it is submitted within an applicable survival period; provided, however, that (i) within the ten (10) days following the end of an applicable survival period, an Indemnified Party may submit a Claim Notice related to its receipt, no more than ten (10) days prior to the end of such applicable survival period, of written notice of commencement of any third-party litigation or third-party claim against it, and (ii) in the thirty (30) days immediately following the conclusion of an applicable survival period, an Indemnified Party may amend for the purpose of providing greater detail any Claim Notice that came to its attention and that it submitted in the sixty (60) days immediately preceding the conclusion of such applicable survival period.

(f)          Payment of Claims. As used in this Section, the phrase “determination of the amount” of a Claim shall mean agreement on such amount between the affected parties or the amount as set forth in an Order. Upon determination of the amount of a Claim pursuant to a properly submitted Claim Notice, the Claim shall be immediately paid in readily available funds by the Indemnifying Party.

8.5         Other Indemnification Provisions.

(a)          Manner of Calculation. For purposes of determining whether there has been a breach of any representation or warranty, or the amount of any Damages related to a breach of any representation or warranty, the representations and warranties set forth in this Agreement shall be considered without regard to any “material,” “Adverse Effect” or similar qualifications set forth therein.

(b)          Limitations. Notwithstanding anything to the contrary in this Agreement: (i) neither party hereto shall be liable under this Agreement for any special, indirect, punitive or consequential Damages; and (ii) each party hereto hereby waives, releases and agrees (and each Indemnified Party shall be deemed to have waived, released and agreed) that it shall not bring a claim for any such Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.	Miscellaneous Provisions.

9.1           Payments. TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENTS DUE UNDER THIS AGREEMENT.

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9.2           Binding; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, and assigns, whether by instrument, operation of law, or otherwise. Except as expressly set forth in this Section 9.2, neither party shall assign this Agreement or any part hereof, or any benefit or interest herein without the prior written consent of the other party. In the event of the incapacity or death of Seller, his guardian, executor, or heirs shall be entitled to any funds otherwise due Seller under this Agreement. Any attempted assignment or delegation of any rights, duties, or obligations in violation of this Section 9.2 will be invalid and without effect.

9.3           Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to its principles of conflicts of laws. In any action or arbitration proceeding brought by any party hereto to enforce the rights and obligations of the parties set forth in this Agreement, the prevailing party shall be awarded its reasonable costs in bringing, prosecuting, or defending such action or proceeding (including reasonable attorneys’ fees) in addition to any award granted by the court or arbitrator.

9.4           Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) when sent to the recipient by confirmed facsimile or email transmission; or (iv) five (5) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case addressed to the appropriate address indicated below, or such other address as may be given in a notice sent by a party to the other party in accordance with this Section 9.4.

In the case of Buyer:

Ameris Bancorp
1301 Riverplace Boulevard

Suite 2600

Jacksonville, Florida 32207

Attn: Dennis J. Zember Jr.

Facsimile: (229) 890-2235

Email: dennis.zember@amerisbank.com

with a copy (which shall not constitute notice to Buyer) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attn: Jody L. Spencer
Facsimile: (404) 230-0972
Email: jspencer@rh-law.com

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In the case of Seller:

Mr.  William J. Villari
2065 East Lake Road
Atlanta, Georgia 30307
Email: wvillari@gmail.com

with a copy (which shall not constitute notice to Seller) to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois 60601
Attn: Marc L. Klyman, Esq.
Facsimile: (312) 609-5005
Email: mklyman@vedderprice.com

9.5           Further Assurances. Each party agrees to execute and deliver such other documents and to take such other actions as may reasonably be necessary to give full effect to the purposes and intent of this Agreement and its terms and conditions.

9.6           Entire Agreement; Severability; Amendment. This Agreement, including any attachments, schedules, addendums, and exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and states the entire agreement of the parties with respect to the subject matter hereof. If any provision of this Agreement is held to be invalid or unenforceable to any extent, the remainder of this Agreement will continue to have full force and effect, and such provision will be interpreted or reformed to the extent reasonably required to render the same provision valid and enforceable, consistent with the original intent underlying such provision. This Agreement may only be amended, changed, or modified in a writing executed by the parties.

9.7           Waivers; Delays or Omissions; Cumulative Remedies. No waiver of any breach of this Agreement extended by any party shall be construed as a waiver of any rights or remedies with respect to any subsequent breach. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to a party under this Agreement, upon any breach, default, or noncompliance by the other party, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of or in any similar breach, default, or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default, or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in a writing executed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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9.8           Construction. In this Agreement, including any attachments, schedules, and exhibits, unless otherwise expressly indicated or required by the context: (a) the words “including” or “includes” shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitation” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term; (b) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the case may be; (c) no inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion of this Agreement; (d) the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of any terms and conditions of this Agreement; (e) the definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined; (f) any pronoun shall include the corresponding masculine, feminine and neuter forms; (g) the word “or” shall not be exclusive; (h) all references herein to articles, sections, schedules and exhibits shall be deemed references to articles and sections of, and schedules and exhibits to, this Agreement unless the context shall otherwise require; and (i) any references to any agreement or other instrument or any law, rule or regulation are to such agreement, instrument, law, rule or regulation as the same may be amended and supplemented from time to time (and, in the case of any law, rule or regulation, to any successor provisions).

9.9           Counterparts. This Agreement may be executed and delivered simultaneously in multiple counterparts (including delivery by way of electronic or facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.11         Payments. All payments by Seller or Buyer to the other party pursuant to this Agreement shall be made by wire transfer of immediately available funds in U.S. dollars.

9.12         Arbitration. Notwithstanding any reference in this Agreement to an arbitrator or an arbitration proceeding, no party hereto shall be deemed to have agreed to enter into or participate or be bound by any arbitration unless such party separately and specifically so agrees in writing.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above, each of the undersigned represents and warrants that he, she, or it has the right to execute this Agreement on behalf of the indicated party.

“Buyer”

AMERIS BANCORP, a Georgia corporation

By:	/s/ Dennis J. Zember Jr.
Name:	Dennis J. Zember Jr.
Title:	EVP, COO and CFO

“Seller”

WILLIAM J. VILLARI, an individual resident of the State of Georgia

Sign:	/s/ William J. Villari

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APPENDIX OF DEFINED TERMS

“Adverse Effect” means, with respect to a Person, any event, occurrence or change that is materially adverse to the business, assets, properties, financial condition or results of operations of such Person, other than events, occurrences or changes directly or indirectly arising out of, resulting from or attributable to any of the following: (i) changes or conditions generally affecting the industries or segments in which such Person and its Affiliates operate; (ii) changes in general economic or political conditions; (iii) changes in financial, banking or securities markets in general, including any disruption thereof and any change in prevailing interest rates; (iv) changes in Legal Requirements or applicable accounting regulations or principles or interpretations thereof; (v) any outbreak or escalation of hostilities or war or any act of terrorism; (vi) any natural or man-made disaster or acts of God; or (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement.

“Affiliate” means (i) a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is controlled by a Person that controls, such Person, (ii) any trust or estate in which such Person has a beneficial interest or as to which such Person serves as a trustee or in another fiduciary capacity or (iii) any spouse, parent or lineal descendent of such Person. As used in this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Agreement” means this Stock Purchase Agreement and the Appendix hereto.

“Ameris” means Ameris Bank, a Georgia state-chartered bank and wholly owned subsidiary of Buyer.

“Balance Sheet Date” has the meaning set forth in Section 5.8(a).

“Business Day” means a day, other than a Saturday or a Sunday, on which banks in Atlanta, Georgia are open for business.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Claim” has the meaning set forth in Section 8.4(a).

“Claim Notice” has the meaning set forth in Section 8.4(a).

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.1.

“Contemplated Transactions” means the purchase by Buyer, and the sale by Seller, of the Designated USPF Shares, and the issuance by Buyer to Seller of the Designated Ameris Shares in exchange therefor, all as contemplated by this Agreement.

“Damages” means all losses, claims, damages, diminution in value, Liabilities, Taxes, fines, penalties, assessments, judgments, costs and other expenses (including costs of investigation and defense and reasonable attorneys’ fees) whether or not involving a third-party claim, of any nature and of any kind whatsoever.

Appendix – Page A-1

“Designated Ameris Shares” has the meaning set forth in Section 3.

“Designated USPF Shares” has the meaning set forth in Section 2.

“Encumbrance” means any charge, claim, condition, equitable interest, lien, encumbrance, option, pledge, right of refusal, right of first offer, option, mortgage, deed of trust, title defect, security interest or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Act” has the meaning set forth in Section 6.4.

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other governmental organization or body, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Indemnified Party” has the meaning set forth in Section 8.4(a).

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Knowledge” has the following meaning: (i) an individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually aware of that fact or matter; and (ii) a Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as an executive officer, executor or trustee of that Person (or in any similar capacity) has Knowledge of that fact or other matter (as set forth in the immediately preceding clause (i)).

“Legal Requirement” means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative Order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty as in effect on the date of this Agreement.

“Liability” means debts, obligations, duties or liabilities of every type and trade, known or unknown, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, determined, determinable, fixed, contingent, absolute or otherwise.

“Management and License Agreement” means the Management and License Agreement, dated as of December 15, 2016, among Seller, USPF and Ameris.

“NASDAQ” shall mean the Nasdaq Global Select Market.

“Non-Voting Common Stock” has the meaning set forth in the recitals to this Agreement.

Appendix – Page A-2

“Order” means any award, decision, injunction, judgment, decree, subpoena, ruling, charge, order or verdict entered, issued, as made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability partnership or company, firm, joint venture, association, joint-stock company, estate, trust, unincorporated organization, labor union or other governmental or regulatory body or entity.

“Proceeding” shall mean any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before any Governmental Body or before any arbitrator, mediator or other alternative dispute resolution provider pursuant to any collective bargaining agreement, contractual agreement or Legal Requirement, and including any audit or examination, or other administrative or court proceeding with respect to Taxes or Tax Returns.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into and dated as of the Closing Date, between Seller and Buyer, substantially in the form attached hereto as Exhibit B.

“SEC” has the meaning set forth in Section 5.13.

“SEC Reports” has the meaning set forth in Section 6.4.

“Securities Act” has the meaning set forth in Section 5.13.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Shareholders Agreement” means the Shareholders Agreement, to be entered into and dated as of the Closing Date, by and among Seller, USPF, The Villari Family Gift Trust and Buyer, substantially in the form attached hereto as Exhibit A.

“Tax” means any tax or taxes, however denominated, including income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, estate tax, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, sales, use, transfer, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other arrangement relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Returns” means any return (including any information return), report, declaration of estimated Taxes, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Appendix – Page A-3

“Third Party Claim” has the meaning set forth in Section 8.4(a).

“Transaction Documents” means this Agreement, the Management and License Agreement, the Registration Rights Agreement and the Shareholders Agreement, and any agreement to which both Buyer and Seller (or to which both Buyer and Ameris) become parties on or before the Closing Date.

“USPF” has the meaning set forth in the recitals to this Agreement.

“USPF Balance Sheet” has the meaning set forth in Section 5.8(a).

“USPF Common Stock” has the meaning set forth in the recitals to this Agreement.

“USPF Financial Statements” has the meaning set forth in Section 5.8(a).

“USPF Subsidiaries” has the meaning set forth in Section 5.4.

“Voting Common Stock” has the meaning set forth in the recitals to this Agreement.

Appendix – Page A-4

EXHIBIT A

ShAreholders Agreement

among

US PREMIUM FINANCE HOLDING COMPANY

and

the Shareholders named herein

dated as of

January 3, 2017

i

Shareholders Agreement

This Shareholders Agreement (this “Agreement”), dated as of January 3, 2017, is entered into among US Premium Finance Holding Company, a Florida corporation (the “Company”), William J. Villari, an individual resident of the State of Georgia (“Villari”), Ameris Bancorp, a Georgia corporation (“Ameris” and, together with Villari, the “Division Shareholders”), and The Villari Family Gift Trust (such Person, collectively with the Division Shareholders, the “Shareholders”).

RECITALS

WHEREAS, as of the date hereof, the outstanding Common Stock is owned by the Shareholders as set forth on Exhibit A attached hereto and incorporated herein by this reference; and

WHEREAS, the Shareholders deem it in their best interests and in the best interests of the Company to set forth in this Agreement their respective rights and obligations in connection with their investment in the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Article I.

“ABCB Stock” means the common stock, par value $1.00 per share, of Ameris.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Ameris” has the meaning set forth in the preamble.

“Ameris Director” has the meaning set forth in Section 2.01(a).

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Asset Transfer” means with respect to an entity (or portion thereof), a sale, lease or other disposition of all or substantially all of the assets of such entity (or portion thereof).

“Average ABCB Stock Price” has the meaning set forth in Section 3.04(a).

“Board” has the meaning set forth in Section 2.01(a).

“Business” means the business of soliciting, originating, servicing, administering and collecting: (i) loans made for purposes of funding insurance premiums; and (ii) other loans made to Persons engaged in the insurance business.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required to close.

“Bylaws” means the bylaws of the Company, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as filed with the Department of State of the State of Florida and as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Third-Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third-Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock or (b) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its subsidiaries (if any), on a consolidated basis, to any Third-Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third-Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith).

“Common Stock” means, collectively, the Voting Common Stock and the Non-Voting Common Stock; provided, however, that if the context otherwise requires, or as necessary for consistency of reference or application under the circumstances, “Common Stock” may refer to either of the Voting Common Stock or the Non-Voting Common Stock.

“Company” has the meaning set forth in the preamble.

“Designated Ameris Shares” has the meaning set forth in the Prior Stock Purchase Agreement.

“Director” has the meaning set forth in Section 2.01(a).

“Division” has the meaning set forth in the Management Agreement.

“Division Shareholders” has the meaning set forth in the preamble.

“Drag-Along Notice” has the meaning set forth in Section 3.02(b).

“Drag-Along Sale” has the meaning set forth in Section 3.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Excluded Securities” means any Common Stock or other equity securities issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement; (b) the exercise or conversion of options to purchase shares of Common Stock, or shares of Common Stock issued to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option, employee stock purchase or similar equity-based plans or any other compensation agreement; (c) any acquisition by the Company of the stock, assets, properties or business of any Person; (d) any merger, consolidation or other business combination involving the Company; (e) the commencement of any Initial Public Offering or any transaction or series of related transactions involving a Change of Control; (f) a stock split, stock dividend or any similar recapitalization; or (g) any issuance of Financing Equity where such Financing Equity, together with all then outstanding Financing Equity, is not equal to, and is not convertible into, an aggregate of more than five percent (5%) of the outstanding Common Stock on a fully diluted basis at the time of the issuance of such Financing Equity, in each case, approved in accordance with the terms of this Agreement.

“Exercise Period” has the meaning set forth in Section 4.01(c).

“Exercising Shareholder” has the meaning set forth in Section 4.01(d).

“Financing Equity” means any Common Stock, warrants or other similar rights to purchase Common Stock issued to lenders or other institutional investors (excluding the Shareholders) in any arm’s length transaction providing debt financing to the Company.

“Fiscal Year” means for financial accounting purposes, January 1 to December 31.

“Fundamental Matter” means any of the actions specified in Section 2.03(b)(i), Section 2.03(h) or Section 2.03(i).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Information” has the meaning set forth in Section 7.15(a).

“Initial Public Offering” means any offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

“Issuance Notice” has the meaning set forth in Section 4.01(b).

“Lien” means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Management Agreement” means that certain Management and License Agreement, dated as of December 15, 2016, by and among Villari, the Company and Ameris Bank, a Georgia state-chartered bank and wholly owned subsidiary of Ameris.

“New Ameris Shares” has the meaning set forth in Section 3.04(a).

“New Securities” has the meaning set forth in Section 4.01(a).

“Non-Exercising Shareholder” has the meaning set forth in Section 4.01(d).

“Non-Voting Common Stock” means the non-voting common stock, no par value per share, of the Company and any securities issued by the Company in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Organizational Documents” means the Bylaws and the Certificate of Incorporation.

“Over-Allotment Exercise Period” has the meaning set forth in Section 4.01(d).

“Over-Allotment New Securities” has the meaning set forth in Section 4.01(d).

“Over-Allotment Notice” has the meaning set forth in Section 4.01(d).

“Permitted Transferee” means with respect to any Shareholder, (i) any Affiliate of such Shareholder, (ii) such Shareholder’s spouse, parents, siblings and descendants (by blood or adoption), and the spouse, parents, siblings and descendants (by blood or adoption) of such spouses, parents, siblings and descendants (by blood or adoption), and any family partnership, trust or other entity where any one or more of such Persons described in the immediately preceding clause (i) or this clause (ii) are the sole beneficial owners or beneficiaries, or (iii) upon the death of any Shareholder, such Shareholder’s estate, administrator or executor, provided that under the terms of such Shareholder’s will or under the applicable laws of intestate succession, such Shareholder’s Common Stock is to be Transferred solely to one or more Permitted Transferees as otherwise defined herein.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Preemptive Pro Rata Portion” has the meaning set forth in Section 4.01(c).

“Preemptive Shareholder” has the meaning set forth in Section 4.01(a).

“Prior Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 3, 2017, by and between Villari and Ameris.

“Prior Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of December 15, 2016, by and between Villari and Ameris, relating to the purchase of shares of Common Stock by Ameris from Villari.

“Proposed Transferee” has the meaning set forth in Section 3.03(a).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Sale Notice” has the meaning set forth in Section 3.03(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Shareholders” has the meaning set forth in the preamble.

“Supermajority Approval” means, with respect to any matter that must be approved by the Board, (a) the affirmative vote at a meeting of the Board of at least eighty percent (80%) of the Directors or (b) the unanimous written consent of the entire Board in lieu of a meeting.

“Tag-Along Notice” has the meaning set forth in Section 3.03(c).

“Tag-Along Period” has the meaning set forth in Section 3.03(c).

“Tag-Along Sale” has the meaning set forth in Section 3.03(a).

“Third-Party Purchaser” means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Common Stock or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Common Stock.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person.

“Villari” has the meaning set forth in the preamble.

“Villari Director” has the meaning set forth in Section 2.01(a).

“Villari Shares” has the meaning set forth in Section 3.04(a).

“Voting Common Stock” means the voting common stock, no par value per share, of the Company and any securities issued by the Company in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

Article II

Management and Operation of the Company

Section 2.01         Board of Directors.

(a)          The Shareholders agree that the business and affairs of the Company shall be managed through a board of directors (the “Board”) consisting of five (5) members (each, a “Director”); provided, however, that such number of Directors shall be increased to six (6) automatically and without further action upon Ameris becoming the owner of thirty percent (30%) of the Common Stock. The Directors shall be elected to the Board in accordance with the following procedures:

(i)          Villari shall have the right to designate four (4) Directors, who shall initially be Villari, Mark Bell, Chris Howard and Doug Shumate (the “Villari Directors”); and

(ii)         Ameris shall have the right to designate one (1) Director, who shall initially be Dennis Zember (the “Ameris Director”); provided, however, that upon Ameris becoming the owner of thirty percent (30%) of the Common Stock, Ameris shall have the right to designate one (1) additional Director and the number of Ameris Directors shall be increased to a total of two (2) Directors.

(b)          Each Shareholder shall vote all shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as shareholder, director, member of a board committee or officer of the Company or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to elect to the Board any individual designated by a Division Shareholder pursuant to Section 2.01(a). Notwithstanding anything to the contrary in this Agreement, no Shareholder shall be required to elect to the Board any individual who is a competitor (or an Affiliate or Representative of any such competitor) of: (i) the Division (as defined in the Management Agreement); (ii) any Shareholder; or (iii) an Affiliate of any Shareholder.

(c)          Each Division Shareholder shall have the right at any time to remove (with or without cause) any Director designated by such Division Shareholder for election to the Board and each other Shareholder shall vote all shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as shareholder, director, member of a board committee or officer of the Company or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to remove from the Board any individual designated by such Division Shareholder that such Division Shareholder desires to remove pursuant to this Section 2.01. Except as provided in the preceding sentence, unless a Division Shareholder shall otherwise consent in writing, no other Shareholder shall take any action to cause the removal of any Directors designated by a Division Shareholder.

(d)          In the event a vacancy is created on the Board at any time and for any reason (whether as a result of death, disability, retirement, resignation or removal of an individual pursuant to Section 2.01(c)), the Division Shareholder who designated such individual shall have the right to designate a different individual to replace such Director and each other Shareholder shall vote all shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as shareholder, director, member of a board committee or officer of the Company or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to elect to the Board any individual designated by such Division Shareholder.

(e)          The Board shall have the right to establish any committee of Directors as the Board shall deem appropriate from time to time. Subject to this Agreement, the Organizational Documents and Applicable Law, committees of the Board shall have the rights, powers and privileges granted to such committee by the Board from time to time. Any delegation of authority to a committee of Directors to take any action must be approved in the same manner as would be required for the Board to approve such action directly. Any committee of Directors shall be composed of the same proportion of Villari Directors and Ameris Directors as the Division Shareholders shall then be entitled to appoint to the Board pursuant to this Section 2.01; provided, that for so long as Ameris has the right to designate a Director to the Board, any committee composed of Directors shall consist of at least one Ameris Director.

Section 2.02         Meetings of the Board of Directors.

(a)          The Board will meet no less than two (2) times a year at such times and in such places as the Board shall designate from time to time. In addition to the regular meetings contemplated by the foregoing sentence, special meetings of the Board may be called by any Director or Division Shareholder on no less than three (3) Business Days’ prior written notice of the time, place and agenda of the meeting.

(b)          The Directors may participate in any meeting of the Board by means of video conference, teleconference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute such Director’s presence in person at the meeting.

(c)          The presence of a majority of Directors then in office shall constitute a quorum; provided, that at least one Ameris Director is present at such meeting. If a quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the Directors.

(d)          Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.03         Voting Arrangements. In addition to any vote or consent of the Board or the Shareholders required by Applicable Law, without Supermajority Approval the Company shall not, and shall not enter into any commitment to:

(a)          amend, modify or waive the Certificate of Incorporation or Bylaws;

(b)          (i) make any material change to the nature of the Business conducted by the Company or (ii) enter into any business other than the Business;

(c)          (i) issue or sell Common Stock or other equity securities of the Company to any Person or (ii) enter into or effect any transaction or series of related transactions involving the repurchase, redemption or other acquisition of Common Stock from any Person, other than, in each case relating to clause (i) or clause (ii), any Excluded Securities approved in accordance with the terms of this Agreement, or as otherwise contemplated by the terms of this Agreement;

(d)          appoint or remove the Company’s auditors or make any changes in the accounting methods or policies of the Company (other than as required by GAAP);

(e)          enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Company of any assets and/or equity interests of any Person;

(f)          except for a Change of Control effected in accordance with Section 3.02, enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of stock or sale of assets) by the Company of any assets;

(g)          establish a subsidiary or enter into any joint venture or similar business arrangement;

(h)          initiate or consummate an Initial Public Offering or make a public offering and sale of Common Stock or any other securities; or

(i)          dissolve, wind-up or liquidate the Company or initiate a bankruptcy proceeding involving the Company.

Article III

Transfer of Interests

Section 3.01         General Restrictions on Transfer.

(a)          Except as permitted pursuant to Section 3.01(b) or in accordance with the procedures described in Section 3.02, Section 3.03 or Section 3.04, each Shareholder agrees that such Shareholder will not, directly or indirectly, voluntarily or involuntarily Transfer any of its Common Stock.

(b)          The provisions of Section 3.01(a), Section 3.02 and Section 3.03 shall not apply to any of the following Transfers by any Shareholder of any of its Common Stock:

(i)          to a Permitted Transferee; or

(ii)         pursuant to a merger, consolidation or other business combination of the Company that has been approved in compliance with Section 2.03(f).

(c)          In addition to any legends required by Applicable Law, each certificate representing the Common Stock of the Company shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.”

(d)          Prior notice shall be given to the Company by the transferor of any Transfer (whether or not to a Permitted Transferee) of any Common Stock. Prior to consummation of any Transfer by any Shareholder of any of its Common Stock, such party shall cause the transferee thereof to execute and deliver to the Company a joinder agreement in form and substance satisfactory to the Company and the non-transferring Shareholders, whereby such party agrees to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Shareholder of any of its Common Stock, in accordance with the terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof, to the extent relating to the Common Stock that has been so transferred.

(e)          Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, and then, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act, (ii) if it would cause the Company or any of its subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company. In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Company as a result of any regulatory or other restrictions imposed by any Governmental Authority.

(f)          Any Transfer or attempted Transfer of any Common Stock in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Common Stock for all purposes of this Agreement.

Section 3.02         Drag-Along Rights.

(a)          If at any time Villari, while holding (together with his Affiliates) at least a majority of the outstanding Common Stock of the Company, receives a bona fide offer from a Third-Party Purchaser to consummate, in one transaction, or a series of related transactions, a Change of Control (a “Drag-Along Sale”), Villari shall have the right to require that Ameris participate in such Transfer in the manner set forth in this Section 3.02, provided, however, that Ameris shall not be required to participate in the Drag-Along Sale if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ Stock Market.

(b)          Villari shall exercise his rights pursuant to this Section 3.02 by delivering a written notice (the “Drag-Along Notice”) to Ameris at least thirty (30) days prior to the closing date of such Drag-Along Sale. The Drag-Along Notice shall make reference to Villari’s rights and obligations hereunder, shall include a copy (which may be in draft form) of any stock purchase, merger or other acquisition agreement proposed to be executed by Villari or the Company in connection therewith, and a copy (which may be in draft form) of any agreement proposed to be executed by Ameris in connection therewith, and shall describe in reasonable detail:

(i)          the number of shares of Common Stock to be sold by Villari, if the Drag-Along Sale is structured as a Transfer of Common Stock;

(ii)         the identity of the Third-Party Purchaser;

(iii)        the proposed date, time and location of the closing of the Drag-Along Sale; and

(iv)        the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof.

(c)          If the Drag-Along Sale is structured as a Transfer of Common Stock, then, subject to Section 3.02(d), Villari and Ameris shall Transfer to the Third-Party Purchaser the number of shares equal to the product of (x) the aggregate number of shares of Common Stock the Third-Party Purchaser proposes to buy as stated in the Drag-Along Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock then held by Villari or Ameris, as the case may be, and (B) the denominator of which is equal to the number of shares then held by all of the Shareholders (including, for the avoidance of doubt, Villari and Ameris).

(d)          The consideration to be received by Ameris shall be the same form and amount of consideration per share of Common Stock to be received by Villari (or, if Villari is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of such Transfer shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which Villari Transfers his Common Stock. Ameris shall make or provide the same representations, warranties, covenants, indemnities and agreements as Villari makes or provides in connection with the Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Villari, Ameris shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by Villari and Ameris severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by Villari and Ameris, in each case in an amount not to exceed the aggregate proceeds received by Villari and Ameris in connection with the Drag-Along Sale.

(e)          The fees and expenses of Villari incurred in connection with a Drag-Along Sale and for the benefit of all Shareholders (it being understood that costs incurred by or on behalf of Villari for his sole benefit will not be considered to be for the benefit of all Shareholders), to the extent not paid or reimbursed by the Company or the Third-Party Purchaser, shall be shared by all the Shareholders on a pro rata basis, based on the aggregate consideration received by each Shareholder; provided, that no Shareholder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.

(f)          Each Shareholder shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by Villari.

(g)          Villari shall have ninety (90) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which such ninety (90) day period may be extended for a reasonable time not to exceed one hundred twenty (120) days to the extent reasonably necessary to obtain any Government Approvals). If at the end of such period, Villari has not completed the Drag-Along Sale, Villari may not then effect a transaction subject to this Section 3.02 without again fully complying with the provisions of this Section 3.02.

Section 3.03         Tag-Along Rights.

(a)          If at any time Villari, while holding (together with his Affiliates) at least a majority of the outstanding Common Stock of the Company, proposes to Transfer any shares of his Common Stock to a Third-Party Purchaser (the “Proposed Transferee”) and Villari cannot or has not elected to exercise his drag-along rights set forth in Section 3.02, Ameris shall be permitted to participate in such Transfer (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 3.03.

(b)          Prior to the consummation of any such Transfer of Common Stock described in Section 3.03(a), Villari shall deliver to Ameris a written notice (a “Sale Notice”) of the proposed Tag-Along Sale subject to this Section 3.03 at least thirty (30) days prior to the closing date of the Tag-Along Sale. The Sale Notice shall make reference to Ameris’s rights hereunder, shall include a copy (which may be in draft form) of any stock purchase, merger or other acquisition agreement proposed to be executed by Villari or the Company in connection therewith, and a copy (which may be in draft form) of any agreement proposed to be executed by Ameris in connection therewith, and shall describe in reasonable detail:

(i)           the aggregate number of shares of Common Stock the Proposed Transferee has offered to purchase.

(ii)         the identity of the Proposed Transferee;

(iii)        the proposed date, time and location of the closing of the Tag-Along Sale; and

(iv)        the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof.

(c)          Ameris shall exercise its right to participate in a Transfer of Common Stock by Villari subject to this Section 3.03 by delivering to Villari a written notice (a “Tag-Along Notice”) stating its election to do so and specifying the number of shares of Common Stock to be Transferred by it no later than ten (10) Business Days after receipt of the Sale Notice (the “Tag-Along Period”). The offer of Ameris set forth in a Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, Ameris shall be bound and obligated to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 3.03. Villari and Ameris shall have the right to Transfer in a Transfer subject to this Section 3.03 the number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock the Proposed Transferee proposes to buy as stated in the Sale Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock then held by Villari or Ameris, as the case may be, and (B) the denominator of which is equal to the number of shares then held by all of the Shareholders (including, for the avoidance of doubt, Villari and Ameris).

(d)          If Ameris does not deliver a Tag-Along Notice in compliance with Section 3.03(c) above, it shall be deemed to have waived all of its rights to participate in such Transfer, and Villari shall thereafter be free to Transfer to the Proposed Transferee his shares of Common Stock at a per share price that is no greater than the per share price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to Villari than those set forth in the Sale Notice without any further obligation to Ameris.

(e)          If Ameris elects to participate in a Transfer pursuant to this Section 3.03, it shall receive the same consideration per share as Villari after deduction of its proportionate share of the related fees and expenses in accordance with Section 3.03(g) below.

(f)          Ameris shall make or provide the same representations, warranties, covenants, indemnities and agreements as Villari makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Villari, Ameris shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by Villari and Ameris severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties shall be pro rata based on the consideration received by Villari and Ameris, in each case in an amount not to exceed the aggregate proceeds received by Villari and Ameris in connection with any Tag-Along Sale.

(g)          The fees and expenses of Villari incurred in connection with a Tag-Along Sale and for the benefit of all Shareholders (it being understood that costs incurred by or on behalf of Villari for his sole benefit will not be considered to be for the benefit of all Shareholders), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by all the Shareholders on a pro rata basis, based on the aggregate consideration received by each such Shareholder; provided, that no Shareholder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale.

(h)          Ameris shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by Villari.

(i)          Villari shall have ninety (90) days following the expiration of the Tag-Along Period in which to Transfer the shares of Common Stock described in the Sale Notice, on the terms set forth in the Sale Notice (which such ninety (90) day period may be extended for a reasonable time not to exceed one hundred twenty (120) days to the extent reasonably necessary to obtain any Government Approvals). If at the end of such period, Villari has not completed such Transfer, Villari may not then effect a Transfer of Common Stock subject to this Section 3.03 without again fully complying with the provisions of this Section 3.03.

(j)          If Villari Transfers to the Proposed Transferee any of his shares of Common Stock in breach of this Section 3.03, then Ameris shall have the right to Transfer to Villari, and Villari undertakes to purchase from Ameris, the number of shares of Common Stock that Ameris would have had the right to Transfer to the Proposed Transferee pursuant to this Section 3.03, for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Common Stock from Villari (but without indemnity being granted by Ameris to Villari, other than indemnification in the event that Ameris does not own such Common Stock free and clear of all Liens); provided, that, nothing contained in this Section 3.03 shall preclude Ameris from seeking alternative remedies against Villari as a result of his breach of this Section 3.03. Villari shall also reimburse Ameris for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of Ameris’s rights as a result of a Transfer by Villari to the Proposed Transferee of any of his shares of Common Stock in breach of this Section 3.03.

Section 3.04         Ameris Purchase of Villari Shares.

(a)          On or before December 31, 2017 (or such later date, if any, as may be mutually agreed in writing by Ameris and Villari), but subject to the receipt of all required Governmental Approvals with respect thereto, Ameris shall purchase from Villari, and Villari shall sell to Ameris, such number of shares of Voting Common Stock and Non-Voting Common Stock owned by Villari as shall represent at the time of such purchase twenty-five and 01/100ths percent (25.01%) of the shares of Common Stock then issued and outstanding (the “Villari Shares”), such that after such acquisition, Ameris shall own thirty percent (30%) of both the outstanding Voting Common Stock and the outstanding Non-Voting Common Stock. The consideration payable by Ameris to Villari for the Villari Shares shall be (i) twelve million dollars ($12,000,000) in cash (which amount shall be increased by two hundred thousand dollars ($200,000) for each calendar month or portion thereof beginning January 1, 2018 and continuing through and including June 30, 2018, if Ameris has not acquired the Villari Shares on or before December 31, 2017 and Ameris and Villari have mutually agreed in writing to a purchase of the Villari Shares at a later date), plus (ii) one hundred fourteen thousand two hundred eighty-five (114,285) unregistered shares of ABCB Stock (the “New Ameris Shares”); provided, however, that if the average of the closing sale prices of ABCB Stock as reported on the NASDAQ Stock Market during the thirty (30) consecutive full trading days ending at the closing of trading on the trading day immediately prior to the date of the parties’ consummation of such purchase of the Villari Shares (such average, the “Average ABCB Stock Price”) shall be less than thirty-five dollars ($35.00) per share, the number of New Ameris Shares to be issued as consideration for the Villari Shares shall be increased (subject to the immediately following sentence) to that number of shares of ABCB Stock that, when added together with the Designated Ameris Shares and multiplied by the Average ABCB Stock Price, equals the aggregate value of eight million five hundred thousand dollars ($8,500,000). At the same time that Villari acquires the New Ameris Shares, Villari and Ameris shall enter into a registration rights agreement with respect to the New Ameris Shares that is in form and substance substantially the same as the Prior Registration Rights Agreement. Notwithstanding anything herein to the contrary, the maximum number of New Ameris Shares that may be issued pursuant to this Section 3.04(a) shall in all events be limited to one share of ABCB Stock fewer than the minimum number of shares of ABCB Stock the issuance of which would require the approval of the shareholders of Ameris under any Applicable Law or any rule of the NASDAQ Stock Market or any other applicable securities exchange, and any shortfall in the ABCB Stock consideration to which Villari would have been entitled that results from the foregoing shall be satisfied by the payment of additional cash consideration by Ameris equal to the quotient obtained by multiplying (x) that number of shares of ABCB Stock constituting such shortfall, by (y) the Average ABCB Stock Price. The purchase of the Villari Shares shall be consummated as promptly as practicable after Ameris’s receipt of all Governmental Approvals with respect thereto, and following the expiration of all applicable waiting periods and the parties’ compliance with all Applicable Laws, by the parties’ execution of a mutually agreeable stock purchase agreement similar in substance and form to the Prior Stock Purchase Agreement, as applicable; provided, however, that notwithstanding anything herein to the contrary, Ameris shall have no obligation hereunder to purchase the Villari Shares pursuant to this paragraph if it does not receive all required Governmental Approvals thereto on or before December 31, 2017 (or such later date, if any, as may be mutually agreed in writing by Ameris and Villari) following the exercise by Ameris and Villari of all commercially reasonable efforts in good faith to do so; provided further, however, that nothing contained herein shall be deemed to require Ameris, or require or permit Villari, to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining any Governmental Approval that would reasonably be expected to result in Ameris or any Affiliate of Ameris becoming subject to any cease-and-desist order or other order, formal or informal enforcement action issued by, or written agreement, consent agreement, operating agreement, memorandum of understanding, commitment letter or similar undertaking with, or any request to adopt any board resolutions by, any Governmental Authority.

(b)          If Ameris does not consummate the purchase of the Villari Shares pursuant to Section 3.04(a) on or before December 31, 2017 (or such later date, if any, as may be mutually agreed in writing by Ameris and Villari), then Villari may institute an Asset Transfer of the Division at any time during the remainder of the Term by providing written notice to Ameris. For the avoidance of doubt, Villari may institute an Asset Transfer of the Division without regard to whether any Governmental Approvals contemplated by Section 3.04(a) have been received. Notwithstanding anything in the Management Agreement to the contrary, Villari shall give notice to Ameris at least five (5) days prior to, directly or indirectly, soliciting, initiating, encouraging, facilitating (including by way of furnishing information) or taking any other action designed to facilitate any inquiries or proposals regarding any Asset Transfer of the Division, or engaging in a process designed to effect such an Asset Transfer. Anything to the contrary in the Management Agreement notwithstanding, upon and after the receipt of any such notice: (i) Ameris will (and will cause its Affiliates, including Ameris Bank, to) keep all information regarding such proposed Asset Transfer strictly confidential and not disclose such information to anyone other than the directors and executive officers of Ameris or its Affiliates, who will be under an obligation to maintain such confidentiality; (ii) Ameris will not (and will cause its Affiliates not to), and Villari will not, (A) disparage each other, the Division or the transferee of the Asset Transfer, or (B) interfere with, or attempt to circumvent, such proposed Asset Transfer; (iii) Ameris will not (and will cause its Affiliates, including Ameris Bank, not to) seek to retain the Division’s employees; (iv) Ameris will (or will cause its Affiliates, including Ameris Bank, to), prior to the date of the Asset Transfer, continue to fund the new Premium Finance Loans and Non-Premium Finance Loans at least up to the then applicable Portfolio Size Floor pursuant to the terms and conditions of the Management Agreement; (v) Ameris will (and will cause its Affiliates, including Ameris Bank, to) permit the Division’s Premium Finance Loans and Non-Premium Finance Loans (or such portion thereof as may be designated by Villari) to be transferred to the transferee as part of such Asset Transfer, provided that Ameris (or its Affiliates) is paid the outstanding principal thereof and the accrued and unpaid interest thereon through the date of transfer; and (vi) neither Ameris nor its Affiliates (including Ameris Bank) will have any right to receive any portion of any premium, goodwill or any such proceeds paid (in excess of the sums paid to Ameris or its Affiliates for the then outstanding principal and accrued unpaid interest) that are paid to Villari upon such Asset Transfer (other than a pro rata percentage based on the percentage of Common Stock then owned by Ameris). If Villari decides to effect an Asset Transfer, then: (i) Villari shall be required to obtain from the prospective transferee a confidentiality agreement in form and substance reasonably satisfactory to Ameris prior to the disclosure to such prospective transferee or its agents or representatives of any information regarding the Division’s finances, loans, operations, or employees; and (ii) the disclosure of any information regarding or relevant to the Division to such transferee shall not cause Villari to be in violation of any confidentiality requirements or fiduciary obligations in favor of Ameris or any of its Affiliates. If an Asset Transfer of the Division is initiated by Villari during the Term, then Ameris will (and will cause its Affiliates, including Ameris Bank, to) use commercially reasonable efforts to facilitate such Asset Transfer of the Division, including cooperating with the transferee’s reasonable due diligence requests and promptly executing such documents as Villari may reasonably request to facilitate such Asset Transfer of the Division. All capitalized terms used in this Section 3.04(b) and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Management Agreement.

Article IV

Preemptive Rights

Section 4.01         Preemptive Right.

(a)          The Company hereby grants to each Shareholder (each, a “Preemptive Shareholder”) the right to purchase its pro rata portion of any new Common Stock (other than any Excluded Securities) (the “New Securities”) that the Company may from time to time propose to issue or sell to any Person.

(b)          The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in subsection (a) above to the Preemptive Shareholders within five (5) Business Days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(i)          the number of New Securities proposed to be issued and the percentage of the Company’s outstanding Common Stock, on a fully diluted basis, that such issuance would represent;

(ii)         the proposed issuance date, which shall be at least twenty (20) Business Days from the date of the Issuance Notice; and

(iii)        the proposed purchase price per share.

(c)          Each Preemptive Shareholder shall for a period of fifteen (15) Business Days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase, at the purchase price set forth in the Issuance Notice, the amount of New Securities equal to the product of (x) the total number of New Securities to be issued by the Company on the issuance date and (y) a fraction determined by dividing (A) the number of shares of Common Stock owned by such Preemptive Shareholder immediately prior to such issuance by (B) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance (the “Preemptive Pro Rata Portion”) by delivering a written notice to the Company. Such Preemptive Shareholder’s election to purchase New Securities shall be binding and irrevocable.

(d)          No later than five (5) Business Days following the expiration of the Exercise Period, the Company shall notify each Preemptive Shareholder in writing of the number of New Securities that each Preemptive Shareholder has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-Allotment Notice”). Each Preemptive Shareholder exercising its right to purchase its Preemptive Pro Rata Portion of the New Securities in full (an “Exercising Shareholder”) shall have a right of over-allotment such that if any other Preemptive Shareholder fails to exercise its right under this Section 4.01 to purchase its Preemptive Pro Rata Portion of the New Securities (each, a “Non-Exercising Shareholder”), such Exercising Shareholder may purchase all or any portion of such Non-Exercising Shareholder’s allotment (the “Over-Allotment New Securities”) by giving written notice to the Company setting forth the number of Over-Allotment New Securities that such Exercising Shareholder is willing to purchase within five (5) Business Days of receipt of the Over-Allotment Notice (the “Over-Allotment Exercise Period”). Such Exercising Shareholder’s election to purchase Over-Allotment New Securities shall be binding and irrevocable. If more than one Exercising Shareholder elects to exercise its right of over-allotment, each Exercising Shareholder shall have the right to purchase the number of Over-Allotment New Securities it elected to purchase in its written notice; provided, that if the over-allotment New Securities are over-subscribed, each Exercising Shareholder shall purchase its pro rata portion of the available Over-Allotment New Securities based upon the relative Preemptive Pro Rata Portions of the Exercising Shareholders.

(e)          The Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to any New Securities not elected to be purchased pursuant to Section 4.01(c) and Section 4.01(d) above in accordance with the terms and conditions set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced) so long as such issuance or sale is closed within sixty (60) days after the expiration of the Over-Allotment Exercise Period (subject to the extension of such sixty (60) day period for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain any Government Approvals). In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Shareholders in accordance with the procedures set forth in this Section 4.01.

(f)          Upon the consummation of the issuance of any New Securities in accordance with this Section 4.01, the Company shall deliver to each Exercising Shareholder certificates (if any) evidencing the New Securities, which New Securities shall be issued free and clear of any Liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the Exercising Shareholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Exercising Shareholder shall deliver to the Company the purchase price for the New Securities purchased by it by certified or official bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including entering into such additional agreements as may be necessary or appropriate.

Article V

Information Rights

Section 5.01         Financial Statements. In addition to, and without limiting any rights that a Shareholder may have with respect to inspection of the books and records of the Company under Applicable Laws, the Company shall furnish to each Shareholder, the following information:

(a)          as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the unaudited balance sheet of the Company as at the end of each such Fiscal Year and the unaudited statements of income, cash flows and changes in shareholders’ equity for such year, accompanied by the certification of the chief financial officer of the Company to the effect that, except as set forth therein, such financial statements have been prepared on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of its operations and changes in its cash flows and shareholders’ equity for the periods covered thereby;

(b)          as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, the balance sheet of the Company at the end of such quarter and the statements of income, cash flows and changes in shareholders’ equity for such quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied, and certified by the chief financial officer of the Company; and

(c)          to the extent the Company is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports (without exhibits) actually prepared by the Company as soon as available.

Section 5.02         Inspection Rights.

(a)          The Company shall, and shall cause its officers, Directors and employees to, (i) afford each Shareholder and the Representatives of each such Shareholder, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, auditors, properties, offices, plants and other facilities and to all books and records, and (ii) afford such Shareholder the opportunity to consult with its officers from time to time regarding the Company’s affairs, finances and accounts as each such Shareholder may reasonably request upon reasonable notice.

(b)          The right set forth in Section 5.02(a) above shall not and is not intended to limit any rights which the Shareholders may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts under the laws of the jurisdiction in which the Company is incorporated.

Article VI

Term and Termination

Section 6.01         Termination. This Agreement shall terminate upon the earliest of:

(a)          the consummation of an Initial Public Offering;

(b)          the consummation of a merger or other business combination involving the Company whereby the Voting Common Stock becomes a security that is listed or admitted to trading on the NASDAQ Stock Market, the New York Stock Exchange or another national securities exchange;

(c)          the date on which neither of the Division Shareholders owns any Common Stock;

(d)          the dissolution, liquidation or winding up of the Company; or

(e)          the unanimous written agreement of the Shareholders.

Section 6.02         Effect of Termination.

(a)          The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not affect:

(i)          the existence of the Company;

(ii)         the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(iii)        the rights which any Shareholder may have by operation of law as a shareholder of the Company; or

(iv)        the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b)          The following provisions shall survive the termination of this Agreement: this Section 6.02 and Section 7.03, Section 7.11, Section 7.12, Section 7.14 and Section 7.15.

Article VII

Miscellaneous

Section 7.01         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02         Release of Liability. In the event any Shareholder shall Transfer all of the Common Stock held by such Shareholder in compliance with the provisions of this Agreement without retaining any interest therein, then such Shareholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer.

Section 7.03         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) when sent to the recipient by confirmed facsimile or email transmission; or (iv) five (5) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case addressed to the appropriate address indicated below, or such other address as may be given in a notice sent by a party to the other party in accordance with this Section 7.03):

In the case of Ameris:

Ameris Bancorp
1301 Riverplace Boulevard

Suite 2600

Jacksonville, Florida 32207
Attn: Dennis J. Zember Jr.

Facsimile: (229) 890-2235

Email: dennis.zember@amerisbank.com

with a copy (which shall not constitute notice to Ameris) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, Georgia 30303

Attn: Jody L. Spencer

Facsimile: (404) 230-0972

Email: jspencer@rh-law.com

In the case of Villari or The Villari Family Gift Trust:

Mr. William J. Villari
2065 East Lake Road
Atlanta, GA 30307

Email: wvillari@gmail.com

with a copy (which shall not constitute notice to Villari or The Villari Family Gift Trust) to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, IL 60601
Attn: Marc L. Klyman, Esq.

Facsimile: (312) 609-5005

Email: mklyman@vedderprice.com

In the case of the Company:

US Premium Finance Holding Company

2065 East Lake Road
Atlanta, GA 30307
Attn: President

Email: wvillari@gmail.com

with a copy (which shall not constitute notice to the Company) to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, IL 60601
Attn: Marc L. Klyman, Esq.

Facsimile: (312) 609-5005

Email: mklyman@vedderprice.com

Section 7.04         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 7.05         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.06         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.07         Entire Agreement. This Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Organizational Document, the Shareholders and the Company shall, to the extent necessary and permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement.

Section 7.08         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.09         No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.11         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Florida.

Section 7.12         Equitable Remedies. Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In any action or arbitration proceeding brought by any party hereto to enforce the rights and obligations of the parties set forth in this Agreement, the prevailing party shall be awarded its reasonable costs in bringing, prosecuting or defending such action or proceeding (including reasonable attorneys’ fees) in addition to any award granted by the court or arbitrator.

Section 7.13         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.14         Arbitration. Notwithstanding any reference in this Agreement to an arbitrator or an arbitration proceeding, no party hereto shall be deemed to have agreed to enter into or participate or be bound by any arbitration unless such party separately and specifically so agrees in writing.

Section 7.15         Confidentiality.

(a)          Each Shareholder shall, and shall cause its Representatives to, keep confidential and not divulge any information (including all budgets, business plans and analyses) concerning the Company or the Division, including the assets, business, operations, financial condition or prospects of the Company or the Division (collectively, “Information”), and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company or the Division; provided, that nothing herein shall prevent any Shareholder from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Shareholder, (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Shareholders, (vi) to such Shareholder’s Representatives that in the reasonable judgment of such Shareholder need to know such Information or (vii) otherwise in accordance with an applicable provision of this Agreement, provided, further, that in the case of clause (i), (ii) or (iii), such Shareholder shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

(b)          The restrictions of Section 7.15(a) shall not apply to information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or any of its Representatives in violation of this Agreement, (ii) that is or becomes available to a Shareholder or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Shareholder and any of its Representatives, (iii) that is or has been independently developed or conceived by such Shareholder without use of the Company’s Information, (iv) regarding or relevant to the Division that is disclosed to a prospective transferee in connection with an Asset Transfer, or (v) that becomes available to the receiving Shareholder or any of its Representatives on a non-confidential basis from a source other than the Company, any other Shareholder or any of their respective Representatives, provided, that such source is not known by the recipient of the information to be bound by a confidentiality agreement with the disclosing Shareholder or any of its Representatives.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers (or other signatories, as applicable) thereunto duly authorized.

“Ameris”

AMERIS BANCORP, a Georgia corporation

By:
Name:
Title:

“Villari”

WILLIAM J. VILLARI, an individual resident of the State of Georgia

Sign:

“Shareholder”

THE VILLARI FAMILY GIFT TRUST

By:
Name:
Title:

“Company”

US PREMIUM FINANCE HOLDING COMPANY, a Florida corporation

By:
Name:
Title:

EXHIBIT A

Ownership of Common Stock by Shareholders

Shareholder	Shares of Voting Common Stock	Percentage of Outstanding Voting Common Stock	Shares of Non-Voting Common Stock	Percentage of Outstanding Non-Voting Common Stock
Ameris Bancorp	49	4.90%	450	5.00%
The Villari Family Gift Trust	0	0.00%	1,500	16.67%
William J. Villari	951	95.10%	7,050	78.33%
Total	1,000	100.00%	9,000	100.00%

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 3, 2017, is entered into by and between Ameris Bancorp, a Georgia corporation (the “Company”), and William J. Villari, an individual resident of the State of Georgia (“Purchaser”).

WHEREAS:

A.           In connection with that certain Stock Purchase Agreement dated as of December 15, 2016 between the Company and Purchaser (collectively, the “Stock Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement, to issue and sell to Purchaser one hundred twenty-eight thousand, five hundred seventy-two (128,572) shares (the “Purchaser Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

B. The Company has agreed to provide certain registration rights with respect to the Purchaser Shares under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Filing Deadline” means, with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), forty-five (45) days following the date of this Agreement; provided, however, that if the Filing Deadline falls on a day other than a Business Day, then the Filing Deadline shall be extended to the next Business Day.

“Holder” means any Person owning or having the right to acquire Registrable Securities, including initially Purchaser and thereafter any permitted assignee thereof.

“Other Shareholders” shall mean Persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

1

“Registrable Securities” means the Purchaser Shares, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Purchaser Shares.

“Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” means the Securities and Exchange Commission.

“SEC Guidance” means: (i) any publicly available written or oral guidance, comments, requirements or requests of the staff of the SEC; and (ii) the Securities Act.

2.	Registration.

(a)          Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or any successor form) as a “shelf” registration statement under Rule 415 covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement.

(b)          Alternative Registration Statement. Notwithstanding the foregoing Section 2(a), if on the date the Registration Statement contemplated by Section 2(a) is filed with the SEC, the Company does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then in such case the Company shall instead prepare and file with the SEC a Registration Statement on Form S-1 (or any successor form) covering the resale of the Registrable Securities as otherwise contemplated by Section 2(a).

(c)          Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective upon, or as soon as practicable after, filing. The Company shall use its best efforts to: (i) respond promptly to any and all comments made by the staff of the SEC with respect to the Registration Statement; and (ii) submit promptly to the SEC after the Company learns that no review of the Registration Statement will be made by the staff of the SEC, or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall use commercially reasonable efforts to maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earliest to occur of: (A) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144; (B) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144 without volume limitations; and (C) the date that is twenty-four (24) months after the date hereof (the period beginning on the date hereof and ending on the earliest to occur of (A), (B) or (C) above being referred to herein as the “Registration Period”).

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(d)          Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof becomes effective or is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated such transferred Registrable Securities included in such Registration Statement.

(e)          Registration of Other Securities. The Company may include any securities held by Other Shareholders on any Registration Statement filed by the Company on behalf of the Holders.

(f)          Additional Registrations. Notwithstanding the registration obligations set forth in Section 2(a) and Section 2(b), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly: (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Registration Statement as required by the SEC; or (ii) withdraw the Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercial reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Registration Statement will be reduced on a pro rata basis (and the Company shall file a new registration statement to cover the remaining Registrable Securities in a manner consistent with the other terms of this Agreement). If the Company amends the initial Registration Statement or files a new Registration Statement, as the case may be, under clauses (i) or (ii) of this Section 2(f) or under the immediately preceding sentence, then the Company will use its best efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended, or the new Registration Statement.

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3.	Obligations of the Company.

In the case of a Registration Statement effected by the Company pursuant to Section 2, the Company will use its commercially reasonable efforts to:

(a)          prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b)          so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request;

(c)          notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the SEC and furnish to each Holder a copy of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(d)          prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement; and, if any such stop order is issued, notify each Holder promptly thereof and promptly use its commercially reasonable efforts to obtain the release of the suspension of the effectiveness of such Registration Statement;

(e)          notify each Holder promptly after the date that such Registration Statement, or any successor registration statement, becomes effective of such effectiveness;

(f)          permit each Holder to review each Registration Statement and all amendments and supplements thereto (and any prospectuses related thereto) within a reasonable period of time prior to the filing thereof with the SEC; and

(g)          promptly cause all Registrable Securities to be listed on each securities exchange on which outstanding securities of the Company of the same class or series as such Registrable Securities are then listed.

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4.	Obligations of Each Holder.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

(a)          timely furnish to the Company: (i) a completed shareholder questionnaire in such form as shall be reasonably requested by the Company; and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b)          upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(c) or 3(d), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 3(c), or withdrawal of the stop order referred to in Section 3(d), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c)          to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)          notify the Company when it has sold all of the Registrable Securities held by it; and

(e)          notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

5.	Indemnification.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

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(a)          To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses (or any actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 5(c), the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling Person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such Person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any Person for any Loss to the extent that such Loss arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that was made in reliance upon and in conformity with written information furnished by such Person expressly for use in such Registration Statement or (B) a failure of such Person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

(b)          To the extent permitted by law, each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent that any such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that was made in reliance upon and in conformity with written information furnished by such Person expressly for use in such Registration Statement; or (ii) a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required under applicable law. Subject to the provisions of Section 5(c), such Holder will reimburse the Company and any such officer, director, employee, agent, representative, or controlling Person for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such Person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

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(c)          Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party. With regard to such an action which the indemnifying party elects to defend or compromise, the indemnified party may retain separate co-counsel at its sole cost and expense (except that the indemnifying party will be responsible for the reasonable fees and expenses of the separate co-counsel in the event that the counsel selected by the indemnifying party cannot independently represent both the indemnified party and the indemnifying party due to a conflict of interest or is not, in the indemnified party’s reasonable determination, adequately representing the indemnified party). If the indemnifying party fails to provide notice that the indemnifying party is assuming the defense of the action, the indemnified party (at the indemnifying party’s expense) may defend against, or enter into any compromise with respect to, the matter in any manner it reasonably may deem appropriate. The party controlling the defense of any action shall deliver, or cause to be delivered, to the other party or parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of such action and timely notices of and the right to participate (as an observer) in any proceeding relating to such action. The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced with respect to such other action as a result of not receiving such notice.

(d)          In the event that the indemnity provided in Sections 5(a) or 5(b) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e)          The obligations of the Company and each Holder under this Section 5 shall survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

6.	Reports.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the SEC that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:

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(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)          furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act; (ii) to the extent not publicly available through the SEC’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC; and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the SEC which permits the selling of any such securities without registration.

7.	Miscellaneous.

(a)          Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

(b)          Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)          Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) when sent to the recipient by confirmed facsimile or email transmission; or (iv) five (5) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case addressed to the appropriate address indicated below (or provided by such Holder pursuant to Section 7(d)), or such other address as may be given in a notice sent by a party to the other party in accordance with this Section 7(c).

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In the case of the Company:

Ameris Bancorp
1301 Riverplace Boulevard

Suite 2600

Jacksonville, Florida 32207
Attn: Dennis J. Zember Jr.

Facsimile: (229) 890-2235

Email: dennis.zember@amerisbank.com

with a copy (which shall not constitute notice to the Company) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, Georgia 30303

Attn: Jody L. Spencer

Facsimile: (404) 230-0972

Email: jspencer@rh-law.com

In the case of Purchaser:

Mr. William J. Villari
2065 East Lake Road
Atlanta, Georgia 30307

Email: wvillari@gmail.com

with a copy (which shall not constitute notice to Purchaser) to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois 60601
Attn: Marc L. Klyman, Esq.

Facsimile: (312) 609-5005

Email: mklyman@vedderprice.com

(d)          Assignment. Upon the transfer of any Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, provided that: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee; (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof; and (iii) such transfer is made in accordance with the applicable requirements of all applicable state and federal securities laws.

(e)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile or other electronic transmission.

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(f)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within the State of Georgia.

(g)          Holder of Record. A Person is deemed to be a Holder whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h)          Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)          Successors, Assigns and Transferees. No right, duty or obligation hereunder may be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party, except as otherwise provided in Section 7(d). The provisions of this Agreement shall inure to the benefit of the heirs, executors and administrators of the Holders. Any transfer or assignment made other than as provided in the first sentence of this Section 7(j) shall be null and void.

(k)          Equitable Remedies. Each party hereto acknowledges that the other party hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each other party hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In any action or arbitration proceeding brought by any party hereto to enforce the rights and obligations of the parties set forth in this Agreement, the prevailing party shall be awarded its reasonable costs in bringing, prosecuting or defending such action or proceeding (including reasonable attorneys’ fees) in addition to any award granted by the court or arbitrator.

(l)          Arbitration. Notwithstanding any reference in this Agreement to an arbitrator or arbitration proceeding, no party hereto shall be deemed to have agreed to enter into or participate or be bound by any arbitration unless such party separately and specifically so agrees in writing.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

“Company”

AMERIS BANCORP, a Georgia corporation

By:
Name:
Title:

“Purchaser”

WILLIAM J. VILLARI, an individual resident of the State of Georgia

Sign: